Exhibit 99

             LNB Bancorp Reports Second Quarter Earnings;
                Board Approves Share Repurchase Program

    LORAIN, Ohio--(BUSINESS WIRE)--July 28, 2005--LNB Bancorp, Inc.
(NASDAQ:LNBB)

    -- Earnings impacted by significant actions designed to improve long-term performance

    --  Positive revenue, net interest margin trends continue

    -- Buyback program approved for up to 5 percent of outstanding shares

    LNB Bancorp, Inc. (NASDAQ:LNBB) reported second quarter and six-month 2005 earnings today that reflect the impact of a series of significant actions designed to benefit the company over the long term.
    The company also announced that its Board of Directors has authorized a share repurchase program of up to 5 percent of LNBB outstanding common stock.
    LNB Bancorp earned 13 cents per diluted share in the second quarter of 2005, compared to 30 cents per diluted share earned in the second quarter of 2004. Net income for the second quarter was $852,000, compared to second quarter net income 2004 of $1,980,000. For the first six months of 2005, LNB Bancorp earned 36 cents per diluted share, versus 64 cents per diluted share earned in the same period of 2004. Net income for the first six months of 2005 was $2,423,000, compared to net income of $4,236,000 for the same period of 2004.

    Management Perspective

    "Second quarter and six-month performance reflect the costs associated with our progress towards improving long-term performance," said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. "These charges, however, should not minimize the strong fundamentals at the core of the company's second quarter performance. We have a strong balance sheet and continued positive trends in net interest margin, noninterest income and revenues."
    Substantial second quarter expense increases reflect severance costs associated with a major personnel alignment program, technology costs related to the purchase of telecommunications equipment, and the impairment of goodwill related to the company's mortgage subsidiary, LNB Mortgage, LLC. "The recognition of these expenses allows us to operate with a clear view going forward," said Klimas.
    "Our focus for the remainder of 2005 will be directed to building upon those positive revenue trends, positioning the company for long-term growth and effectively managing expenses. We're confident that our strategies will allow us to fulfill our vision as a high growth, efficiently managed independent community bank," he said.
    Board Chairman James R. Herrick said, "On behalf of the Board of Directors, I want to state our unanimous support for the significant announcements made today. The recognition of these expenses represents a significant step toward setting the Corporation on the right course. Dan has formed a strong leadership team and solid business strategy to ensure success."
    Regarding the share repurchase program, Herrick said, "The board believes the stock price of LNB Bancorp is a good value and a buyback program offers a sound investment for the company's financial capital.
    "We all share a common vision of a strong, independent bank and these strategic actions will go a long way toward helping us achieve that vision and enhancing shareholder value," said Herrick.

    Second Quarter Performance

    LNB Bancorp's net interest income for the second quarter of 2005 was $7,557,000, compared to $6,851,000 in the year-earlier quarter. The increase reflects higher net interest margin and higher average net earning assets.
    Net interest margin trends continue to be favorable for the company. Net interest margin for the second quarter of 2005 was 4.17 percent, compared to 3.95 percent for the second quarter of 2004. "The positive effects of a rising rate environment combined with a flattening of the yield curve have more than offset the competitive pricing pressures we have been experiencing," said Klimas.
    Portfolio loans at June 30, 2005 were $578.3 million, up 2.2 percent annualized from December 31, 2004 and up 6.3 percent over a year earlier. Aside from some sluggishness in the real estate mortgage area, loan activity increased in nearly all lending categories in the most recent quarter.
    Deposits at June 30, 2005 were $638.8 million, compared to $605.5 million at year-end 2004 and $591.6 million a year ago. The increase in deposits in the second quarter as compared to year-end 2004 and the same quarter last year, reflect positive trends in noninterest checking accounts and retail time deposits, supplemented by growth in local municipal deposits and broker deposits.

    Asset Quality

    Asset quality indicators were mixed as the resolution of problem credits continues. The net charge-off trend continues to be positive, with second quarter 2005 net charge-offs of $151,000 (.11 percent of average loans annualized), compared to $255,000 (.19 percent average loans annualized) for second quarter 2004. Nonperforming loan trends deteriorated slightly, as nonperforming loans at June 30, 2005 were $7,233,000, representing 1.24 percent of total loans, compared to 1.14 percent of total loans at June 30, 2004. The provision for loan losses was $399,000 for the second quarter of 2005 as compared to $425,000 for the second quarter of 2004.
    At June 30, 2005, the allowance for loan losses was $7.8 million. The allowance for loan losses to total loans was 1.35 percent and provided 108 percent coverage of nonperforming loans at June 30, 2005, compared to $8.0 million, or 1.47 percent and 128 percent, respectively, at June 30, 2004, and $7.4 million, or 1.28 percent and 138 percent, respectively at December 31, 2004.

    Noninterest Income

    Noninterest income was $2,639,000 for the second quarter 2005 as compared to $2,612,000 for the same period in 2004. The second quarter 2005 results include revenue from the company's mortgage subsidiary purchased in September 2004. This revenue totaled $370,000 and $355,000 in the first and second quarters of 2005, respectively. This new source of revenue has offset the fees that had been earned through merchant services, a line of business that was substantially redesigned in late 2004 resulting in lower risk but also lower merchant fees and related expenses. The second quarter realized improved performance in deposit service charges and trust and investment management services as compared to the same period in 2004. Deposit service charges improved throughout the second quarter and were $1,052,000 for the period as compared to $1,031,000 in the same period last year, and $908,000 in the first quarter of 2005. Trust and investment management services were $555,000 for the second quarter 2005 as compared to $517,000 for the first quarter of 2005 and $486,000 for the same period in 2004.

    Noninterest Expense

    As previously mentioned, quarterly comparisons of noninterest expense have been affected particularly by several strategic actions and a reassessment of business lines.
    Noninterest expense was $8,472,000 in the second quarter 2005, up $2,209,000 million (35.3 percent) over the second quarter of last year. These results reflect several large expenses. During the second quarter of 2005, $1,218,000 of noninterest expense was recorded in the salary and benefit and other noninterest expense categories that were specifically attributable to changes in management, job eliminations and strategic repositioning. Salary and benefit expenses were $4,260,000 in the second quarter of 2005, up $1,353,000 over the same period in 2004. Included in this amount was $642,000 of severance expense. Included in other noninterest expense is a $311,000 goodwill impairment charge for LNB Mortgage, LLC -- the Corporation's mortgage subsidiary. This impairment charge represents 100 percent of the goodwill. This company has incurred losses and an accumulation of costs since its purchase. New management is in the process of realigning the operations of this company to better fit the business needs of the Corporation. "We remain firmly committed to offering mortgage products to our customers, and this action will help us deliver those products more effectively and efficiently," said Klimas.
    Included in other noninterest expense is $139,000 paid to terminate legacy telecommunications contracts. Also during the second quarter 2005, third-party services were $521,000 as compared to $300,000 in the same period of 2004, reflecting higher external audit fees and internal audit fees which were outsourced in the second quarter of 2005. This decision to outsource internal audit will reduce salaries and benefits associated with this activity in future quarters.
    For the second quarter of 2005, return on average assets was .44 percent, compared to 1.06 percent for the second quarter of 2004. Return on average equity for the second quarter of 2005 was 4.83 percent, compared to 11.59 percent for the second quarter of 2004.

    Share Repurchase Program

    The share repurchase program of up to 5 percent, or about 332,000, of the company's outstanding common shares, was initiated to take advantage of the market price of the common shares. These repurchased shares can be used for a number of corporate purposes, including the company's stock option and employee benefit plans. Under the share repurchase program, share repurchases are expected to be made primarily on the open market from time to time until the 5 percent target is achieved or earlier termination of the repurchase program by the Board. Repurchases under the program will be made at the discretion of management based upon market, business, legal and other factors.

    About LNB Bancorp, Inc.

    LNB Bancorp, Inc., is a $791.1 million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc. and a 49-percent owned subsidiary, Charleston Title Agency, LLC. LNB Mortgage LLC and North Coast Community Development Corporation are wholly owned subsidiaries of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Online Brokerage Services. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.
    This press release contains forward-looking statements based on current expectations. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations.


Consolidated Balance Sheets (unaudited)

(Dollars in thousands except
 share and per share amounts)    June 30, 2005     December 31, 2004
----------------------------------------------------------------------
Assets
 Cash and cash equivalents:
    Cash and due from banks   $           30,096  $            23,123
    Short-term investments                     -                3,695
         Total cash and cash
          equivalents                     30,096               26,818
 Investment Securities:
    Available for sale, at
     fair value                          144,718              145,588
    Federal Home Loan Bank
     and Federal Reserve
     stock                                 4,139                4,033
----------------------------------------------------------------------
         Total securities                148,857              149,621
----------------------------------------------------------------------
 Loans:
    Loans held for sale                    3,867                3,067
    Portfolio loans                      578,331              572,157
    Allowance for loan losses             (7,793)              (7,386)
----------------------------------------------------------------------
         Net loans                       574,405              567,838
----------------------------------------------------------------------
 Bank premises and equipment,
  net                                     11,179               11,493
 Other real estate owned                     357                  420
 Intangible assets                         3,402                3,801
 Other assets                             22,782               21,658
----------------------------------------------------------------------
    Total Assets              $          791,078  $           781,649
----------------------------------------------------------------------
Liabilities
 Deposits:
    Noninterest-bearing       $           93,816  $            96,280
    Interest bearing                     545,001              509,263
----------------------------------------------------------------------
         Total deposits                  638,817              605,543
----------------------------------------------------------------------
 Short-term borrowings                    13,241               31,619
 Federal Home Loan Bank
  advances                                62,461               69,296
 Accrued interest, taxes and
  other liabilities                        6,243                4,617
----------------------------------------------------------------------
    Total Liabilities                    720,762              711,075
----------------------------------------------------------------------
Shareholders' Equity
 Common stock, par value $1
  per share, authorized
  15,000,000 shares, issued
  6,771,867 at June 30, 2005
  and 6,766,867 at
  December 31, 2004                        6,772                6,767
 Additional paid-in capital               26,334               26,243
 Retained earnings                        41,322               41,291
 Accumulated other
  comprehensive loss                      (1,682)              (1,297)
 Treasury stock at cost,
  125,686 shares at June 30,
  2005 and 125,686 shares at
  December 31, 2004                       (2,430)              (2,430)
----------------------------------------------------------------------
    Total Shareholders'
     Equity                               70,316               70,574
----------------------------------------------------------------------
         Total Liabilities
          and Shareholders'
          Equity              $          791,078  $           781,649
----------------------------------------------------------------------


Consolidated Statements of Income (unaudited)

                        For the Three Months     For the Six Months
                            Ended June 30,          Ended June 30,
----------------------------------------------------------------------
(Dollars in thousands
 except share and per
 share amounts)              2005        2004        2005        2004
----------------------------------------------------------------------
Interest Income
  Interest and fees on
   loans               $    9,302  $    7,882  $   18,135  $   15,651
  Interest and
   dividends on
   investment
   securities:
     Taxable                1,106       1,007       2,173       2,031
     Tax Exempt               112         128         226         273
  Interest on cash
   equivalents                 35          19          73          33
----------------------------------------------------------------------
        Total interest
         income            10,555       9,036      20,607      17,988
Interest Expense
  Deposits                  2,410       1,607       4,540       3,221
  Short-term
   borrowings                 105          50         194          91
  Federal Home Loan
   Bank advances              483         528         984         979
----------------------------------------------------------------------
        Total interest
         expense            2,998       2,185       5,718       4,291
----------------------------------------------------------------------
Net Interest Income         7,557       6,851      14,889      13,697
Provision for Loan
 Losses                       399         425         798         950
----------------------------------------------------------------------
    Net interest
     income after
     provision for
     loan losses            7,158       6,426      14,091      12,747
Noninterest Income
  Deposit service
   charges                  1,052       1,031       1,960       2,015
  Trust and investment
   management services        555         486       1,072       1,072
  Income from
   investment in life
   insurance                  116         161         309         320
  Mortgage banking
   revenue                    355           -         725           -
  Securities gains,
   net                         (6)          -         174         223
  Gain on sale of
   loans                        -          46         132          83
  Gain on sale of
   other assets, net           (1)          -          (1)          -
  Other noninterest
   income                     568         888       1,195       1,778
----------------------------------------------------------------------
        Total
         noninterest
         income             2,639       2,612       5,566       5,491
Noninterest Expense
  Salaries and
   employee benefits        4,260       2,907       8,238       5,945
  Net occupancy               449         409         966         783
  Furniture and
   equipment                  802         659       1,535       1,329
  Electronic banking
   expenses                   141         393         264         725
  Supplies, postage,
   and delivery               273         257         644         509
  Outside services            521         300         830         534
  Marketing and public
   relations                  298         314         605         493
  Ohio franchise tax          200         180         382         368
  Goodwill impairment         311           -         311           -
  Other noninterest
   expense                  1,217         844       2,368       1,552
----------------------------------------------------------------------
Total noninterest
 expense                    8,472       6,263      16,143      12,238
----------------------------------------------------------------------
Income before income
 tax expense                1,325       2,775       3,514       6,000
Income tax expense            473         795       1,091       1,764
----------------------------------------------------------------------
Net Income             $      852  $    1,980  $    2,423  $    4,236
----------------------------------------------------------------------
Net Income Per Common
 Share
  Basic                $     0.13  $     0.30  $     0.36  $     0.64
  Diluted                    0.13        0.30        0.36        0.64
  Dividends declared            -           -           -           -
Average Common Shares
 Outstanding
  Basic                 6,641,789   6,625,312   6,641,789   6,621,491
  Diluted               6,641,789   6,625,653   6,641,789   6,622,288
----------------------------------------------------------------------


                           LNB Bancorp, Inc.
               Second Quarter 2005 Financial Highlights
  (Unaudited - Dollars in thousands except Share and Per Share Data)


                      Three Months Ended          Six Months Ended
               ------------------------------------------------------
                June 30,   March 31,  June 30,   June 30,   June 30,
                  2005       2005       2004       2005       2004
               -------------------------------------------------------
END OF PERIOD
 BALANCES
 Assets        $  791,078 $  781,092 $  760,137 $  791,078 $  760,137
 Deposits         638,817    609,098    591,619    638,817    591,619
 Portfolio
  Loans           578,331    574,100    543,996    578,331    543,996
 Allowance for
  Loan Losses       7,793      7,545      7,989      7,793      7,989
 Shareholders'
  Equity           70,316     68,356     68,170     70,316     68,170

AVERAGE
 BALANCES
Assets:
 Total Assets  $  783,493 $  780,963 $  752,494 $  782,227 $  748,936
 Earning Assets   728,769    726,431    700,301    727,600    697,055
 Securities       143,555    144,501    151,033    144,028    151,275
 Loans            575,774    572,464    539,513    574,119    537,339
Liabilities and
 Shareholders'
 Equity:
 Total
  Deposits     $  623,315 $  619,576 $  582,272 $  621,445 $  580,069
 Interest
  Bearing
  Deposits        526,570    521,514    492,162    524,041    491,247
 Interest
  Bearing
  Liabilities     610,318    606,554    588,696    608,436    586,834
 Total
  Shareholders'
  Equity           70,683     70,707     68,740     70,695     68,781

INCOME
 STATEMENT
 Net Interest
  Income       $    7,557 $    7,332 $    6,851 $   14,889 $   13,697
 Net Interest
  Income-FTE        7,573      7,376      6,871     14,949     13,774
 Provision for
  Loan Losses         399        399        425        798        950
 Noninterest
  Income            2,639      2,927      2,612      5,566      5,491
 Noninterest
  Expense           8,472      7,671      6,263     16,143     12,238
 Net Income           852      1,571      1,980      2,423      4,236

PER SHARE DATA
 Basic Net
  Income Per
  Common Share $     0.13 $     0.23 $     0.30 $     0.36 $     0.64
 Diluted Net
  Income Per
  Common Share       0.13       0.23       0.30       0.36       0.64
 Cash Dividends
  Per Common
  Share              0.18       0.18       0.18       0.36       0.36
 Basic Avg
  Common Shares
  Outstanding   6,642,390  6,641,181  6,628,515  6,641,789  6,623,156
 Diluted Avg
  Common Shares
  Outstanding   6,642,390  6,641,181  6,628,856  6,641,789  6,623,953

KEY RATIOS
 Return on
  Average
  Assets             0.44%      0.82%      1.06%      0.62%      1.14%
 Return on
  Average
  Common Equity      4.83%      9.01%     11.59%      6.91%     12.39%
 Efficiency
  Ratio                83%        74%        66%        79%        64%
 Average Equity
  to Average
  Assets             9.02%      9.05%      9.13%      9.04%      9.18%
 Net Interest
  Margin             4.17%      4.12%      3.95%      4.14%      3.97%
 Annualized Net
  Charge Offs
  to Average
  Loans              0.11%      0.17%      0.19%      0.14%      0.26%
 Allowance for
  Loan Losses        1.35%      1.31%      1.47%      1.35%      1.47%

ASSET QUALITY
 Non-accrual
  Loans        $    7,233 $    6,586 $    6,228 $    7,233 $    6,228
 Net Charge
  Offs                151        240        255        391        691
 Other Real
  Estate Owned        357        476        596        357        596
 Total
  Nonperforming
  Assets            7,590      7,062      6,824      7,590      6,824

    CONTACT: For LNB Bancorp, Inc.
             W. John Fuller, 216-978-7643